Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Yunnan Runcangsheng Technology Company Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Yunnan Runcangsheng Technology Company Limited (the “Company”) as of December 31, 2021 and 2020, the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021 and 2020, in conformity with the U.S. generally accepted accounting principles in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2022.

Diamond Bar, California

September 29, 2022

YUNNAN RUNCANGSHENG TECHNOLOGY COMPANY LIMITED

BALANCE SHEETS

	December 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$52,052	$2,773
Accounts receivable, net	254,271	8,432
Accounts receivable - related party	231,983	-
Advance to suppliers	30,232	8,278
Other receivables and prepaid expenses	2,942	30,648
Inventory, net	222,373	564
Total current assets	793,853	50,695

NON-CURRENT ASSETS
Property and equipment, net	2,072,984	154,104
Construction in progress	-	84,385
Deferred tax asset	-	5,642
Operating lease right-of-use assets	6,219	11,285
Total non-current assets	2,079,203	255,416

TOTAL ASSETS	$2,873,056	$306,111

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$258,103	$4,599
Accounts payable - related party	212,230	-
Accrued liabilities and other payables	1,842,045	11,023
Advance from customers	35,106	-
Taxes payable	19,492	-
Operating lease liabilities - current	16,880	10,723
Due to related parties	402,397	159,432
Total current liabilities	2,786,253	185,777

NON-CURRENT LIABILITIES
Operating lease liabilities - non-current	-	5,455
Total non-current liabilities	-	5,455

TOTAL LIABILITIES	2,786,253	191,232

STOCKHOLDERS’ DEFICIT
Paid-in capital	133,678	128,321
Accumulated deficit	(58,662)	(22,897)
Accumulated other comprehensive income	11,787	9,455
Total stockholders’ equity	86,803	114,879

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,873,056	$306,111

YUNNAN RUNCANGSHENG TECHNOLOGY COMPANY LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2021	2020

Revenues	$783,149	$7,304
Cost of goods sold	445,796	4,551

Gross profit	337,353	2,753

Operating expense
Selling	61,283	-
Research and development	53,696	4,129
General and administrative	247,617	26,856
Total operating expenses	362,596	30,985

Loss from operations	(25,243)	(28,232)

Non-operating income
Interest income	56	6
Other income	4	-

Total non-operating income	60	6

Loss before income tax	(25,183)	(28,226)

Income tax expense (benefit)	10,582	(5,329)

Net loss	$(35,765)	$(22,897)

Other comprehensive item
Foreign currency translation gain	2,332	9,455
Comprehensive loss	$(33,433)	$(13,442)

YUNNAN RUNCANGSHENG TECHNOLOGY COMPANY LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

			Accumulated other
	Paid in	Accumulated	comprehensive
	capital	deficit	income	Total
Balance at April 17, 2020 (inception)	$-	$-	$-	$-
Capital contribution	128,321	-	-	128,321
Net loss	-	(22,897)	-	(22,897)
Foreign currency translation		-	9,455	9,455
Balance at December 31, 2020	128,321	(22,897)	9,455	114,879
Capital contribution	5,357	-	-	5,357
Net loss	-	(35,765)	-	(35,765)
Foreign currency translation	-	-	2,332	2,332
Balance at December 31, 2021	$133,678	$(58,662)	$11,787	$86,803

YUNNAN RUNCANGSHENG TECHNOLOGY, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(35,765)	$(22,897)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	121,936	60
Provision for allowance for doubtful accounts	176,715	-
Operating lease expense	5,584	4,622
Deferred tax	5,704	(5,329)
Changes in operating assets and liabilities:
Accounts receivable	(419,382)	(7,964)
Accounts receivable - related party	(229,174)	-
Advance to suppliers	(21,496)	(7,819)
Other receivable and prepaid expenses	28,081	(28,948)
Inventory	(219,109)	(533)
Accounts payable	250,327	4,344
Accounts payable - related party	209,660	-
Accrued liabilities and other payables	1,808,593	10,412
Advance from customers	34,681	-
Taxes payable	19,256	-
Net cash provided by (used in) operating activities	1,735,611	(54,052)

CASH FLOWS FROM INVESTING ACTIVITIES
Construction in progress	-	(79,706)
Purchase of equipment	(1,928,683)	(145,619)
Net cash used in investing activities	(1,928,683)	(225,325)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related parties	236,324	150,592
Capital contribution	5,364	131,406
Net cash provided by financing activities	241,688	281,998

Effect of exchange rate changes on cash and cash equivalents	663	152

Net increase in cash and cash equivalents	49,279	2,773

Cash and cash equivalents - beginning of year	2,773	-
Cash and cash equivalents - end of year	$52,052	$2,773

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental Non-Cash Investing and Financing Activities
Transfer of construction in progress to property and equipment	$853,211	$-

YUNNAN RUNCANGSHENG TECHNOLOGY COMPANY LIMITED

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Yunnan Runcangsheng Technology Company Limited (the “Company” or “Runcangsheng”), was incorporated on April 17, 2020 in Kunming City, Yunnan Province in China. The Company is engaged in biotechnology research and consultation, and the manufacturing and sales of health supplement products.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”). The functional currency of the Company is Chinese Renminbi (“RMB”). The accompanying financial statements are translated from RMB and presented in U.S. dollars (“USD”).

Covid – 19

On March 11, 2020, the World Health Organization announced that infections caused by the corona virus disease of 2019 (“COVID-19”) had become pandemic. The Government of China has adopted various regulations and orders, including mandatory quarantines, limits on the number of people that may gather in one location, closing non-essential businesses, and travel bans to limit the spread of the disease. Many of these measures have been relaxed due to the decrease in the prevalence of Covid-19 in China. To date, the ongoing operations of the Company have not been materially adversely affected by the measures taken to limit the spread of the disease in China.

Financial impacts related to COVID-19, including the Company’s actions and costs incurred in response to the pandemic, were not material to the Company’s financial position, results of operations or cash flows for the years ended December 31, 2021 and 2020. The Company has implemented procedures to promote employee and customer safety. These measures will not significantly increase its operating costs.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.

Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable mainly consist of amounts due from customers. The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of December 31, 2021 and 2020, allowance for doubtful accounts was $178,881 and $0, respectively.

Advance to Suppliers

The Company makes advance payment to certain vendors for purchase of raw material, tools and equipment for production. The advances are interest-free and unsecured. As of December 31, 2021 and 2020, the Company had advance to suppliers of $30,232 and $8,278 respectively.

Inventory

Inventories are valued at the lower of cost or net realizable value using the weighted average cost method. Management compares the cost of inventories with the net realizable value and an allowance is made for writing down inventories to market value, if lower. The Company recorded no inventory impairment for the years ended December 31, 2021 and 2020.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and impairment losses, if any. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 5% salvage value and estimated lives as follows:

Office equipment and furniture	1~5 years
Machinery and equipment	10 years
Leasehold improvement	5 years
Vehicle	5 years

Impairment of Long-Lived Assets

Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, but at least annually.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of December 31, 2021 and 2020, there was no significant impairment of its long-lived assets.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows Accounting Standards Codification (“ASC”) Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statement of operations.

At December 31, 2021 and 2020, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Revenue Recognition

In accordance with ASC 606, revenue is recognized upon the transfer of control of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Revenue from sale of goods under Topic 606 is recognized in a manner that reasonably reflects the delivery of the Company’s products and services to customers in return for expected consideration and includes the following elements:

●	executed contract(s) with customers that the Company believes is legally enforceable;

●	identification of performance obligation in the respective contract;

●	determination of the transaction price for each performance obligation in the respective contract;

●	allocation of the transaction price to each performance obligation; and

●	recognition of revenue only when the Company satisfies each performance obligation.

The Company recognizes revenue at the time the products are shipped as it satisfies its performance obligations. The Company records a receivable for the sales when it has an unconditional right to receive payment and only the passage of time is required before payment is due.

Sales revenue represents the invoiced value of goods, net of value-added taxes (“VAT”). All of the Company’s products sold in China are subject to the PRC VAT of 13%. The VAT may be offset by VAT paid by the Company on inventories and products purchased in China. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of products manufactured during the reporting period, mainly including direct labor, raw material and overhead costs. Reserve for inventory allowance due to lower of cost or market is also recorded in cost of goods sold.

Research and Development Costs

Research and development costs are expensed as incurred and included in general and administrative expenses. These costs primarily consist of cost of materials used, salaries paid to the Company’s development team, and fees paid to third parties. Research and development expenses for the years ended December 31, 2021 and 2020 were $53,696 and $4,129, respectively.

Concentration of Credit Risk

The operations of the Company are in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, and by the general state of the PRC economy.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is covered by insurance up to RMB 500,000 ($72,500) per bank. The Company has not experienced any losses in such accounts and believes they are not exposed to any risks on its cash in these bank accounts.

Leases

ASC Topic 842, “Leases,” requires recognition of leases on the balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Statement of Cash Flows

In accordance with ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based on the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and equivalents, accrued liabilities and accounts payable, approximate their fair value due to their short maturities. FASB ASC Topic 825, “Financial Instruments,” requires disclosure of the fair value of financial instruments held by the Company. The carrying amounts reported in the balance sheets for current liabilities each qualify as financial instruments and are a reasonable estimate of their fair value because of the short period of time between the origination of such instruments and their expected realization and the current market rate of interest.

Fair Value Measurements and Disclosures

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2021 and 2020, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency of the Company is RMB. For financial reporting purposes, RMB is translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income.” Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Comprehensive Income”. Comprehensive income (loss) is comprised of net income (loss) and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income (loss) for the years ended December 31, 2021 and 2020 consisted of net income (loss) and foreign currency translation adjustments.

Earnings per Share

The Company is a limited Company (“LC”) formed under the laws of the PRC. Like limited liability company in the US, limited company in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed. Accordingly, earnings per share data is not presented.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute a single reportable segment in accordance with ASC 280. The Company operates exclusively in one business and industry segment: health supplemental products manufacture and sale.

New Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application is permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Company continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

3. OTHER RECEIVABLES AND PREPAID EXPENSES

The Company had other receivables and prepaid expenses of $2,942 and $30,648 as of December 31, 2021 and 2020, respectively, which mainly consisted of prepaid VAT.

4. ACCOUNTS RECEIVABLES, NET

Accounts receivable, net consisted of the following:

	December 31, 2021	December 31, 2020
Accounts receivable – third parties	$433,152	$8,432
Less: allowance for doubtful accounts	(178,881)	-
Accounts receivable, net	$254,271	$8,432

The following table presents the activities in the allowance for doubtful accounts for the years ended December 31, 2021 and 2020.

	2021	2020
Balance, beginning of period	$-	$-
Provision for doubtful debts	178,881	-
Balance, end of period	$178,881	$-

Provision for allowance were recognized $178,881 and $0 during the years ended December31, 2021 and 2020, respectively.

5. INVENTORY

Inventory consisted of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Raw materials	$44,399	$564
Finished goods	177,974	-
Total	$222,373	$564

6. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Office equipment and furniture	$25,079	$-
Leasehold improvement	977,644	-
Machinery and equipment	1,078,399	55,675
Vehicle	112,050	98,492
Other	3,307	-
Total	2,196,479	154,167
Less: Accumulated depreciation	(123,495)	(63)
Property and equipment, net	$2,072,984	$154,104

Depreciation expense for the years ended December 31, 2021 and 2020 was $121,936 and $60, respectively.

7. CONSTRUCTION IN PROGRESS

As of December 31, 2021 and December 31, 2020, the Company had construction in progress of $0 and $84,385, respectively, which was for constructing the Biological Resources GMP Purification workshop. The construction was completed in 2021 and was transferred to the Company’s fixed assets.

8. TAXES PAYABLE

Taxes payable mainly consisted of VAT and corporate income tax payable of $19,492 and $0 as of December 31, 2021 and 2020.

9. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Accrued payroll	$18,245	$1,679
Payable for construction and improvement	1,642,570	-
Payable for equipment purchase	180,857	9,344
Other	373	-
Total	$1,842,045	$11,023

The payable for construction and improvement was mainly for the payment of workshop construction and biological resources purification workshop project. Total construction costs for workshop construction were $1.84 million. All construction has been completed in 2021.

10. LEASE

The Company leases its office under an operating lease arrangement with a related party, with the lease term of 3 years from March 1, 2020 through February 28, 2023. The monthly rent is RMB 3,000 ($470), payable every six month in advance.

Balance sheet information related to the Company’s leases is presented below:

	December 31, 2021	December 31, 2020
Operating Leases
Operating lease right-of-use assets	$6,219	$11,285

Operating lease liabilities - current	$16,880	$10,723
Operating lease liabilities – non-current	-	5,455
Total operating lease liabilities	$16,880	$16,178

The following provides details of the Company’s lease expenses:

	Years Ended December 31,
	2021	2020
Operating lease expenses	$5,584	$4,622

Other information related to leases is presented below:

	Years Ended December 31,
	2021	2020
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from operating leases	$-	$-

Weighted Average Remaining Lease Term:
Operating leases	1.16 years	2.16 years

Weighted Average Discount Rate:
Operating leases	4.75%	4.75%

Maturities of lease liabilities were as follows:

For the year ending December 31,
2022	$16,945
Less: imputed interest	65
Total lease liabilities	$16,880

11. RELATED PARTY TRANSACTIONS

Accounts receivable – related party

As of December 31, 2021 and 2020, the Company had accounts receivable due from related party in the amount of $231,983 and $0, respectively.

As of December 31, 2021, accounts receivable of $231,983 was due from Yunnan Shengshengyuan Technology Co., Ltd. (“Shengshengyuan”), the 95% shareholder of the Company.

Accounts payable– related party

As of December 31, 2021 and 2020, the Company had accounts payable due to related party in the amount of $212,230 and $0, respectively.

As of December 31, 2021, the Company had accounts payable of $212,230 due to Luquan Shengcaofeng Biotechnology Co., Ltd. (“Shengcaofeng”), an entity controlled by the ultimate major shareholder of the Company.

Due to related parties

	December 31, 2021	December 31, 2020
Yunnan Shengshengyuan Technology Inc (95% shareholder of the Company)	$61,191	$59,787
Huiliang Jiao (ultimate major shareholder of the Company)	325,516	84,315
Xiaoyan Zhou (spouse of the ultimate major shareholder)	15,690	15,330
Total	$402,397	$159,432

Due to related parties represented the advance from the related parties for the Company’s operating needs. Due to related parties were unsecured, bear no interest and payable upon demand.

12. INCOME TAXES

The Company is governed by the Income Tax Laws of the PRC and various local tax laws. Effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises).

Provision for income tax expense (benefit) consists of the following:

	For the Year Ended December 31,
	2021	2020
Current
China	$4,877	$-
Deferred
China	5,705	(5,329)
Total provision for income tax expense (benefit)	$10,582	$(5,329)

The following table reconciles the PRC statutory rate to the Company’s effective tax rate for years ended December 31, 2021 and 2020:

	2021	2020
Income tax (benefit) at PRC statutory rate	(25.0)%	(25.0)%
Nondeductible items	263.4%	6.1%
Excess research and development deduction (1)	(51.9)%	-%
Tax credit (2)	(144.5)%	-%
Effective income tax rate	42.0%	(18.9)%

(1)	During the year ended December 31, 2021, the Company qualifies for excess deduction related to research and development costs incurred.

(2)	During the year ended December 31, 2021, the Company is qualified for tax credit for Small and Low-profit Enterprises as a result of the COVID-19 tax relief.

13. STATUTORY RESERVES

Pursuant to the PRC corporate law, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. During the years ended December 31, 2021 and 2020, the Company made $0 to its statutory reserve fund.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund to which the Company can elect to transfer 5% to 10% of its net income, as determined under PRC accounting rules and regulations. The Company did not make any contribution to this fund during the years ended December 31, 2021 and 2020.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

14. OPERATING CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation to affect the remittance.

The Company is, from time to time, involved in litigation incidental to the conduct of its business regarding merchandise sold, employment matters, and litigation regarding intellectual property rights.

The Company believes that current pending litigation will not have a material adverse effect on its financial position, results of operations or cash flows.

15. CONCENTRATIONS

Customers

During the year ended December 31, 2021, the Company had two major customers that accounted for over 10% of its total revenue.

Customer	Net sales for the year ended December 31, 2021	% of total revenue	Accounts receivable as of December 31, 2021
A*	$229,174	29%	$231,983
B	108,795	14%	113,810

* The Company had sales to and accounts receivable due from Shengshengyuan, a related party (see Note 11).

During the year ended December 31, 2020, the Company had one major customer that accounted for over 10% of its total revenue.

Customer	Net sales for the year ended December 31, 2020	% of total revenue	Accounts receivable as of December 31, 2020
C	$6,407	88%	$7,665

Suppliers

During the year ended December 31, 2021, the Company had two major suppliers that accounted for over 10% of its total purchase.

Supplier	Net purchase for the year ended December 31, 2021	% of total purchase	Accounts payable as of December 31, 2021
D*	$226,332	57%	$212,230
E	85,568	22%	171,729

* The Company had purchase from and accounts payable to Shengcaofeng, a related party (see Note 11).

During the year ended December 31, 2020, the Company had one major supplier that accounted for over 10% of its total purchase.

Supplier	Net purchase for the year ended December 31, 2021	% of total purchase	Accounts payable as of December 31, 2021
F	$4,344	100%	$4,599

16. SUBSEQUENT EVENTS

On December 1, 2021, the Company and Luquan Yizu Miaozu Autonomous County People’s Government (“the People’s Government”) entered into a cooperation agreement for a cooperation term of 10 years. According to the agreement, the People’s Government will contribute RMB 8,000,000 ($1,194,400) as a one-time payment to the Company for supporting the Company on deep processing of Chinese herbs in exchange for the Company’s proportionate equity interest. The Company can retain the contributed amount at the end of the cooperation term if it passes the performance assessment by People’s Government; otherwise, the Company should return the full proceeds they received plus 20% penalty. During the six months ended June 30, 2022, the Company received $978,647 from the People’s Government. Based on management’s assessment, the Company does not expect to receive the remaining funds, and determined that they will return the $978,647 to the People Government.

On July 19, 2022, Hong Kong Aixin International Group Co., Limited (“HK Aixin”), a wholly owned subsidiary of Aixin Life International, Inc. (“Aixin Life”), entered into an Equity Transfer Agreement (the “Transfer Agreement”) with Yunnan Shengshengyuan Technology Co., Ltd and Yun Chen (collectively “the Sellers”), who own 95% and 5% equity interest of Runcangsheng, respectively.

Under the terms of the Transfer Agreement, HK Aixin agreed to purchase all of the outstanding equity interest of Runcangsheng for an aggregate purchase price of RMB 45,082,600 or US$6.68 million based on an exchange rate of RMB / US$ 6.75 yuan per dollar on July 19, 2022. In addition to transferring their respective equity interest in Runcangsheng by the Sellers, both Sellers agree to forgive any loans Runcangsheng due to them.

If the audited net worth of the Company as of December 31, 2021 is less than 97% of the initial net worth (net worth prior to the audit that were used to determine the equity transfer price), then the above purchase price shall be reduced by an amount equal to the initial net worth minus the audited net worth.

Management has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2021 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”